UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Magellan Midstream Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On August 15, 2023, Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) shared a video message from Aaron Milford, President and CEO of Magellan. A transcript of and slides from the video message are set forth below. While effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. Magellan believes that none of these are material.

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Aaron Milford: Hello. I’m Aaron Milford, President and CEO of Magellan Midstream Partners.

I am pleased to have the opportunity to discuss some of the benefits of our pending merger with ONEOK for our unitholders.

Maximizing long-term value for Magellan unitholders has always been our priority.

In many discussions with ONEOK, it became clear that a combination would enable us to accomplish all of our strategic objectives, including and especially maximizing value for unitholders.

Our Board thoroughly evaluated other available opportunities before unanimously determining that the transaction with ONEOK is in the best interests of our unitholders.

We believe there are a number of clear and compelling strategic and financial benefits of the proposed merger.

By adding natural gas and natural gas liquids to Magellan’s refined petroleum products and crude oil expertise, the combined company will operate a 50,000-mile pipeline network throughout the central corridor of the United States.

The transaction also delivers a very attractive and full value to unitholders that would be difficult to achieve otherwise. The offer value represents a 22% premium based on pre-announcement prices, and the stock consideration provides Magellan unitholders with the opportunity to participate in future upside of the combined company, with Magellan unitholders owning approximately 23% of the combined company at closing.

We expect to realize synergies of at least $200 million annually and total annual synergies could exceed $400 million within two to four years.

Another key benefit of the merger is that the combined company will be included in the S&P 500 index, which will add significantly more institutional demand and liquidity for our existing unitholders that we do not have as a standalone partnership.

Despite all these benefits, we understand that some unitholders are concerned about the tax impact of the transaction. So let me discuss that.

Long-tenured unitholders are approaching a sharp increase in taxes owed and will likely soon owe taxes each year that are approximately 60% of the distributions they receive.

As you may know, returns on an investment in an MLP are tax deferred, not tax free, so unitholders are going to have to pay taxes eventually, and if you have to pay them one way or the other it makes sense to support a transaction that delivers a more attractive value.

And for the vast majority of unitholders, we expect the cash portion of the consideration to more than cover the taxes owed following the close of the ONEOK transaction.

We believe the opportunity in this transaction more than offsets the tax impact and unitholders are economically better off as a result of the recommended merger with ONEOK.

In closing, we encourage you to maximize the value of your investment today by voting FOR Magellan’s merger with ONEOK, using the WHITE proxy card or WHITE voting instruction form.

Every vote matters. You can vote online, by mail or by phone. Not voting will have the same effect as a vote against the transaction.

Detailed voting instructions can be found online at MaximizingValueforMMPunitholders.com.

On behalf of Magellan, thank you for your continued support.

Vote Your Units Today; Follow the Instructions on the Proxy Card

Please follow the instructions shown on the proxy card or voting instruction form in order to vote your units today. Detailed voting instructions can be found online at **www.MaximizingValueforMMPunitholders.com/how-to-vote**. You can vote:

ONLINE
access the website address indicated on your proxy card or voting form and enter your Control Number

BY MAIL
sign, date and return the proxy card or voting instruction form in the postage-paid envelope provided

BY PHONE
dial the designated telephone number on your proxy card or voting form and enter your Control Number

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This transcript contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this transcript that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this transcript. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party has and will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This transcript is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

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